                      [KATTEN MUCHIN & ZAVIS LETTERHEAD]



                                                      May 20, 1998




Heller Financial Commercial Mortgage Asset Corp.
500 West Monroe Street
Chicago, Illinois 60661

    Re:  Heller Financial Commercial Mortgage Asset Corp.
         Registration Statement on Form S-3
         (File No. 333-44299)
         ----------------------------------

Ladies and Gentlemen::

         We have acted as tax counsel to Heller Financial Commercial Mortgage Asset Corp., a Delaware corporation (the "Registrant"), in connection with the preparation of a registration statement on Form S-3 (Registration No. 333-44299) (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as amended on the date hereof, for the registration under the Act of Asset Backed Certificates (the "Certificates") issuable in series (the "Series") and evidencing interests in certain pools of loans. As described in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate (i) Pooling and Servicing Agreement among the Registrant, a trustee and a master servicer, each to be specified in the prospectus supplement for such series of Certificates or (ii) trust agreement (the "Trust Agreement") among the Registrant and a trustee named in the related prospectus supplement.

         In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus (the "Prospectus") and the forms of prospectus supplement (the "Prospectus Supplements") included therein, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In rendering our opinion, we have examined the Internal Revenue Code of 1986, as amended as of the date hereof, the Treasury Regulations promulgated thereunder, judicial decisions, legislative history and such other authorities as we have deemed appropriate to our analysis. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.

Heller Financial Commercial
  Mortgage Asset Corp.
May 20, 1998
Page 2


         We express no opinion as to any laws other than the federal laws of the United States of America as of the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that the information in the Prospectus under the captions "Summary of Prospectus -- Tax Status of the Certificates" and "Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects, based on existing law and the assumptions stated therein.

         The foregoing opinion and the discussions contained in the Prospectus under the caption "Federal Income Tax Consequences" represent our conclusions as to the application of existing law. No assurance can be given that the Internal Revenue Service will not assert contrary positions or that the law will not change. Any change in applicable law, which may change at any time and which is subject to differing interpretation, or in the facts or documents on which our opinion is based may affect the validity of the foregoing opinion. We note that the Prospectus and Prospectus Supplements filed with the Registration Statement do not relate to any specific transaction. Accordingly, the above referenced descriptions of federal income tax consequences may require modifications in the context of an actual transaction. We further note that the summaries under the above referenced captions do not purport to discuss all possible federal income tax ramifications of any proposed issuance. We express no opinion as to any matter not specifically covered by the foregoing opinion.

         We hereby consent to the filing of this letter as an Exhibit 8.2 to the Registration Statement and to the references to Katten Muchin & Zavis under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

                                            /s/ Katten Muchin & Zavis

                                            KATTEN MUCHIN & ZAVIS